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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
 February 4, 2003
(Date of Earliest Event Reported)

EQUIFIN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9547 (Commission File Number)

1011 Highway 71
Spring Lake, New Jersey 07762

(Address of principal executive offices)

Registrant's telephone number, including area code
 732-282-1411

Item 4.    CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        Effective as of February 4, 2003, EquiFin, Inc. ("EquiFin"), has replaced BDO Seidman, LLP ("BDO Seidman") as its independent accounting firm with J.H. Cohn, LLP ("Cohn"). The change of EquiFin's independent public accountants was approved by both the Audit Committee of the Board of Directors and the Board of Directors of EquiFin.

        In connection with the audits of EquiFin's financial statements for the two fiscal years ended December 31, 2001, and the subsequent interim period through February 4, 2003, EquiFin and BDO Seidman did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BDO Seidman would have caused it to make reference in connection with its report on EquiFin's financial statements to the subject matter of the disagreement.

        The reports of BDO Seidman on EquiFin's financial statements for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During that period, there were no "reportable events" within the meaning of Item 304(a)(1)(iv) of Regulation S-B promulgated under the Securities Act of 1933, as amended.

        During EquiFin's two fiscal years ended December 31, 2001, and the subsequent interim period through February 4, 2003, EquiFin did not consult Cohn regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on EquiFin's financial statements.

        Attached as Exhibit 16.1 to this Report on Form 8-k is a letter addressed to the Securities and Exchange Commission stating that BDO Seidman agrees with the above statements.

Item 7.    EXHIBITS

16.1	Letter from BDO Seidman regarding its concurrence with the statements in this Form 8-K.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: February 6, 2003	EQUIFIN, INC.
	By:	/s/ WALTER M.CRAIG, JR. WALTER M. CRAIG, JR. President and Chief Executive Officer

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  Item 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.
  Item 7. EXHIBITS
SIGNATURE